Exhibit 21.1


                          SUBSIDIARIES OF CARRINGTON


  Name of Subsidiary                       Jurisdiction of Organization

  Carrington Laboratories, Belgium, N.V.           Belgium
  Finca Savila, S.A.                               Costa Rica
  Carrington Laboratories International, Inc.      Texas
  Hilcoa Corporation                               California
  Caraloe, Inc.                                    Texas
  Carrington Laboratories of Canada, Ltd.          Canada
  Sabila Industrial, S.A.                          Costa Rica